EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated March 3, 2000 included in this Form 10-K for Employee Solutions, Inc. into previously filed registration statements File Nos. 33-93822, 333-1242, 333-49891, 333-94923 and 333-94925.

                                        /s/ Arthur Andersen LLP

Phoenix, Arizona,
March 28, 2000.